FLORIDA SUPREME COURT
                            WILL NOT REVIEW COASTAL'S
                              ROYALTY INTEREST CASE


         APALACHICOLA, FL, Jan. 30, 1998 - Coastal Petroleum Company said the Florida Supreme Court has declined to review an appellate court ruling against the Company in its royalty-interest claim against the State.

         The suit, initiated in 1990, had sought compensation from the State for its expropriation of Coastal's royalty interests in any petroleum or minerals that might be found on 2.5 million tidal acres along the Gulf Coast.

         Florida's First District Court of Appeal ruled against Coastal last August, the Company said.

         According to a Coastal spokesman, the Company's ongoing effort to obtain an offshore drilling permit involves working-interest acreage that is not affected by the high court's ruling.

       The spokesman further noted that Coastal is reviewing its options, including a possible appeal to the U.S. Supreme Court.

         Coastal Petroleum Company is a majority-held subsidiary of Coastal Caribbean Oils & Minerals, Ltd. (Boston: CCO-B; CCO-BN).


                   Contact: Phillip W. Ware, at (904) 653-2732